Exhibit 99.1

Engility Issues Fiscal Year 2015 Guidance

•	Fiscal year 2015 revenue is expected to be between $2.0 billion and $2.3 billion ($2.2 billion to $2.5 billion when including 12 months of TASC’s financial results)

•	Adjusted operating margin is expected to be between 8.0 percent and 9.0 percent in fiscal year 2015

•	Fiscal year 2015 adjusted EPS is expected to be between $1.70 and $2.20

CHANTILLY, Va., March 24, 2015 – Engility Holdings, Inc. (NYSE: EGL) today issued guidance for its fiscal year 2015. The table below summarizes this guidance, which includes approximately 10 months of TASC’s expected financial results. Engility’s acquisition of TASC closed on February 26, 2015.

Fiscal Year 2015 Guidance

Outlook for Fiscal Year 2015
Revenue	$2.0 billion – $2.3 billion
GAAP Diluted EPS (1)	($0.05) – $0.45
Adjusted Diluted EPS (1)	$1.70 – $2.20
Adjusted EBITDA (1)	$190 million – $220 million
GAAP operating cash flow	$50 million – $60 million

(1)	2015 GAAP and adjusted diluted EPS guidance assumes weighted-average outstanding shares of approximately 37 million. GAAP diluted EPS assumes a full-year effective tax rate of 39 percent excluding non-deductible one-time costs associated with the TASC acquisition. Adjusted diluted EPS assumes a cash tax payment of approximately $5 million. Our adjusted diluted EPS and adjusted EBITDA guidance excludes approximately $65 million of amortization of acquired intangible assets, and deal and integration costs associated with the TASC acquisition.

“Our 2015 guidance reflects our positive book-to-bill momentum in the second half of 2014 but is tempered by the continuing federal budget uncertainty facing our industry,” said Engility President and CEO Tony Smeraglinolo. “We have laid a solid foundation for continued success with more than $2.5 billion in submitted proposals but recognize that industry headwinds continue to exist. We have a strong position in the market and are confident in our ability to achieve results within our 2015 guidance ranges.”

“We are encouraged by the substantial progress we already have made on our TASC integration and synergy efforts to date. We expect to benefit from the significant tax attributes associated with the TASC transaction in 2015 and beyond, and we remain excited about the compelling industrial logic and financial rationale of the deal,” said Smeraglinolo.

CONFERENCE CALL INFORMATION

Engility will host a conference call at 8:30 a.m. ET on March 24, 2015, to discuss our guidance for fiscal year 2015. Listeners may access a webcast of the live conference call from the Investor Relations section of the company’s website at

http://www.EngilityCorp.com. Listeners also may access a slide presentation on the website that summarizes our guidance for 2015. Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software.

Listeners may also participate in the conference call by dialing (800) 798-2864 (domestic) or (617) 614-6206 (international) and entering pass code 78897385.

A replay will be available on the company’s website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through March 31, 2015, at (888) 286-8010 (domestic) or (617) 801-6888 (international): enter pass code 87835623.

ABOUT ENGILITY

Engility is a pure-play government services provider that delivers highly skilled personnel wherever, whenever they are needed in a cost-efficient manner. The company proudly serves customers that span the federal services market including the Department of Defense, the Intelligence community, Space and Federal Civilian agencies. Headquartered in Chantilly, Virginia, Engility is a leading provider of specialized technical consulting, program and business support services, engineering and technology lifecycle support, information technology, modernization and sustainment, supply chain services and logistics management, and training and education for the U.S. Government. To learn more about Engility, please visit www.engilitycorp.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Engility’s future prospects, projected financial results, estimated integration costs and acquisition related amortization expenses, business plans, as well as the TASC transaction and its expected benefits. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2014, and more recent documents that have been filed with the Securities and Exchange Commission (SEC) and are available on the investor relations section of Engility’s website (http://www.engilitycorp.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

Corporate Communications and Media:	Investor Relations:
Eric Ruff	Dave Spille
Engility Holdings, Inc.	Engility Holdings, Inc.
(703) 375-6463	(703) 375-4221
eric.ruff@engilitycorp.com	dave.spille@engilitycorp.com